SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

PATCH INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

1220 – 666 Burrard Street, Vancouver, British Columbia V6C 2X8 Canada

(Address of principal executive offices)(Zip Code)

(604) 688-2790

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006, the directors of Patch International Inc. elected John Thornton to serve as a director effective April 8, 2006. Mr. Thornton will also serve as interim President, as David Stadnyk has decided to resign his positions as an officer and director of the company. Mr. Stadnyk did not resign because of a disagreement with the company on any matter relating to the company’s operations, policies or practices.

Mr. Thornton, 72, has been a self-employed business and consultant in the securities industry in the Vancouver, British Columbia, area since 1986. During the past five years, he has served as a director of several U.S. and Canadian public companies:

•	Bonaventure Enterprises Inc., TSX Venture Exchange, Vancouver, British Columbia, director from September 1998 to January 2006;
•	Consolidated Odyssey Exploration Inc., TSX Venture Exchange, Vancouver, British Columbia, director from April 2000 to August 2005;
•	Caesar’s Explorations Inc., Canadian Venture Exchange, Vancouver, British Columbia, director from August 1996 to September 2001;
•	Goldnev Resources Inc., TSX Venture Exchange, Vancouver, British Columbia, director from September 2001 to June 2004;
•	Knightsbridge Resources Inc., OTC Bulletin Board, Vancouver, British Columbia, director from October 1996 to July 2002; and
•	Fairchild International Corp., OTC Bulletin Board, Vancouver, British Columbia, director from June 2002 to November 2004;

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press Release dated April 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
April 6, 2006	By: /s/ David Stadnyk David Stadnyk, President

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